JAMES N. BARBER
                                 Attorney at Law
                           Suite 100, Bank Chase Tower
                                50 West Broadway
                            Salt Lake City, UT 84101

Telephone: (801) 364-6500
Fax: (801) 532-9141                                E-Mail: Barber.jn@comcast.net


                                 April 10, 2006

Securities and Exchange Commission
450 5th Street N.W.
Washington, D.C. 20549

Re: Opinion and consent of Counsel with respect to registration statement on Form SB-2 for Plasmatech, Inc.

Dear Member of the Staff:

         I have been requested to issue my opinion as to the legal status of 4,000,000 common shares of Plasmatech, Inc. which are proposed to be issued and sold pursuant to a registration statement on Form SB-2 under the Securities Act of 1933, as amended (the "Act") and an additional 2,800,000 Plasmatech shares which are already outstanding but which are being registered for resale by their present owners of record. I have, in connection with that request, examined the Articles of Incorporation and By-laws of Plasmatech, Minutes a Meeting of the Board of Directors of Plasmatech by which it authorized the issuance of the 4,000,000 new shares covered by this Registration Statement and specified what the status of these shares will be when they are issued. I have also examined other instruments and conducted other investigations as I have deemed necessary or appropriate to establish bases for the opinions set forth herein.

         Based upon my examination of relevant documents and other inquiries made by my staff it is my opinion that Plasmatech is duly organized, validly existing and in good standing as a corporation under the laws of the State of Nevada. The 4,000,000 common shares to be offered and sold pursuant to the Company's registration statement on Form SB-2 that I have reviewed will, when offered, sold and delivered after sale, be validly authorized and issued, fully paid, and non-assessable common shares of the corporation. The 2,800,000 common shares being registered for resale by their present record owners are validly authorized and issued, fully paid

Securities and Exchange Commission
April 10, 2006
Page 2

and non-assessable common shares of Plasmatech at this time. The status of these shares will not change if and when they are sold by their present registered owners pursuant to the SB-2 registration statement or otherwise and they will maintain that status in the hands of any purchasers from their existing owners. I will be available to respond to any questions the Staff of the commission or Plasmatech, itself, may have about the opinions expressed herein or the facts upon which they are based.

                I hereby consent to the use of this opinion as an exhibit to the Registration Statement.

                                   Sincerely,

                                   /s/ James N. Barber
                                   -----------------------------

                                   James N. Barber